Exhibit 10.2

[*] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

February 12, 2021

Eric Weisblum

Chief Executive Officer Silo Pharma, Inc.

560 Sylvan Avenue

Suite 3160

Englewood Cliffs, New Jersey 07632

RE: Binding Letter of Intent to Grant Sublicense:

Dear Eric:

As agreed between Silo Pharma, Inc. (“Silo”) and Aikido Pharma, Inc. (“Aikido”) (collectively, the “Parties”), this is a Binding Letter of Intent to grant to Aikido a worldwide, exclusive sublicense of Silo’s Master License Agreement (“MLA”) with University of Maryland of the patent applications listed below for use in the therapeutic treatment of neuroinflammatory disease in cancer patients (the “Sublicense”).

U.S. Provisional 62/444,776, titled “Central Nervous System Homing Peptides and Uses Thereof,” filed January 10, 2017;
PCT Application PCT/US2018/013159, titled “Central Nervous System Homing Peptides and Uses Thereof,” filed January 10, 2018;
U.S. Patent Application 16/477,125, titled “Central Nervous System Homing Peptides and Uses Thereof,” filed July 10, 2019

This Binding Letter of Intent has the following terms and conditions:

1.	In consideration of the Sublicense, Aikido shall pay Silo a one-time license fee of [*] dollars ($[*]).

2.	The Sublicense shall comply with the terms of Silo’s MLA with UMB regarding the grant of sublicenses including Section 3.4.2 of the MLA.

3.	The Sublicense shall contain the same royalty amounts agreed to between Silo and UMB

Closing. The Parties will use their best efforts to close the Acquisition contemplated herein as soon as reasonably possible following the execution of this LOI (“Closing”).

Expenses. Aikido and Silo shall each be responsible for their own fees and expenses incurred as part of the Sublicence and the transactions contemplated hereunder.

One Rockefeller Plaza, 11th Floor, New York, NY 10020

If the terms and conditions of this LOI are acceptable, kindly execute a copy hereof where indicated below and return it to us

Very truly yours,

/s/ Anthony Hayes
Anthony Hayes, CEO

ACCEPTED AND AGREED to

this 12 day of February, 2021

Silo Pharma, Inc.

/s/ Eric Weisblum
Eric Weisblum, CEO

One Rockefeller Plaza, 11th Floor, New York, NY 10020